EXHIBIT 23


                           Consent of Independent Auditors



             We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-23741 and 333-19323) pertaining to the 1987 Non-Qualified Stock Option Plan and Stock Option Agreements and the 1996 Stock Option Plan of American Electromedics Corp. of our report dated September 29, 1997 (except Note 10, as to which the date is November 3, 1997) with respect to the financial statements, as amended, of American Electromedics Corp., included in this Form 10-KSB/A for the year ended July 31, 1997.





                                           /s/ Ernst & Young LLP



          Manchester, New Hampshire
          September 9, 1998